Exhibit 99.2

FOR IMMEDIATE RELEASE

Mellanox Appoints Steve Sanghi and Umesh Padval to Board of Directors

New Independent Directors Bring Significant Industry, Operations and Leadership Experience

Appointments Further Enhance the Board’s Depth and Expertise as Mellanox Continues

Driving Profitable Growth and Shareholder Value Creation

SUNNYVALE, CA. and YOKNEAM, ISRAEL – February 21, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced the appointment of Steve Sanghi, Chief Executive Officer of Microchip Technology, and Umesh Padval, Partner at Thomvest Ventures, to the Company’s Board of Directors, effective immediately. With these additions, the Mellanox Board now consists of eleven directors. Mr. Sanghi and Mr. Padval fill existing vacancies on the Board.

Mr. Sanghi has established himself as a highly respected leader in the semiconductor industry with unmatched operational expertise and a proven ability to drive profitable growth. Under his leadership as CEO of Microchip since 1991, the company’s revenue has grown from $89 million as of its 1993 IPO to a $4.0 billion run rate with an industry leading 38% operating margin. In addition, Microchip has acquired and integrated 19 companies and executed a clear investment strategy focused on developing and sustaining profitable product lines while driving market share, leading to stock price appreciation of approximately 14,200%, excluding dividends.

Mr. Padval brings to Mellanox over 30 years of technology, marketing, operations and strategic expertise. Throughout his career, Mr. Padval has been a CEO, investor and entrepreneur, and has served on over 20 public and private boards. Since Mr. Padval joined the Integrated Device Technology (IDT) Board in 2008, the company has seen significant operating margin expansion and stock price appreciation, which has resulted in over 5x market cap growth. Mr. Padval’s deep operating experience, his profound understanding of the inner workings of the semiconductor industry and strategic expertise, together with his boardroom leadership, have created significant shareholder value for several companies and make him a tremendous addition to the Board of Mellanox.

“The Mellanox Board of Directors has been actively seeking highly qualified, independent directors to fill the two remaining seats on our Board, and we are delighted to welcome Steve and Umesh,” said Irwin Federman, Chairman of the Board of Mellanox. “In addition to their outstanding experience and complementary skill sets, Steve and Umesh bring strong leadership and new perspectives that will be instrumental to continued growth and increased shareholder value for Mellanox investors.

“Steve is one of the best operators in the semiconductor industry, with an impressive track record of value creation as CEO of Microchip. We are proud to add him to our Board and are confident his steadfast focus on operational efficiency and disciplined approach to capital allocation will be invaluable to Mellanox as the Company continues to execute on our strategic plan. Additionally, Umesh brings extensive public company leadership experience and operational excellence to drive long-term growth and profitability. His balanced perspective is ideally suited for Mellanox which has maintained its high growth trajectory while achieving the scale to provide end-to-end differentiated solutions to its customers.”

“This is an exciting time to join the Mellanox Board,” said Mr. Sanghi. “Mellanox’s focus on innovation and R&D, along with its forward looking strategy, has positioned the Company for sustained growth and profitability – and that is being proven out by the Company’s strong results and guidance. I have always been focused on the importance of driving profitable growth and will work closely with the Mellanox Board to ensure Mellanox continues on its upward trajectory and reaches its full potential.”

“I am excited to be part of the Mellanox team, which is addressing a large market opportunity by developing innovative and market leading product platforms,” said Mr. Padval. “I am looking forward to using my past experience to contribute to the Company’s goals of continued revenue growth and maximizing shareholder value.”

Mr. Federman continued, “Today’s appointments demonstrate our continued commitment to best-in-class corporate governance and to ensuring we have the right mix of diversity, independence, experience and skills to position Mellanox for future success. I look forward to working with Steve and Umesh, as well as the other outstanding members of our Board and management team to continue delivering industry-leading growth and maximizing shareholder value.”

About Steve Sanghi

Steve Sanghi was named the President of Microchip in August 1990, Chief Executive Officer in October 1991 and the Chairman of the Board of Directors in October 1993. Prior to that, Mr. Sanghi was Vice President of Operations at Waferscale Integration, Inc., a semiconductor company, from 1988 to 1990. Mr. Sanghi was employed by Intel Corporation from 1978 to 1988, where he held various positions in management and engineering, the most recent serving as General Manager of Programmable Memory Operations. Additionally, Mr. Sanghi currently serves on the board of Myomo Inc., a commercial stage medical device company. He has previously served on the boards of many public and private companies including, Hittite Microwave, Xyratex, Adflex Solutions, Artisoft and Flip Chip International. Mr. Sanghi has won numerous industry awards, including “Executive of the Year” by Electronic Engineering Times in 2010 and 2016. He also won the “Arizona Entrepreneur of the Year” award by Ernst and Young in 1994. Mr. Sanghi holds a Master of Science degree in Electrical and Computer Engineering from the University of Massachusetts and a Bachelor of Science degree in Electronics and Communication from Punjab University, India.

About Umesh Padval

Mr. Padval brings over 30 years of broad operating experience in technology, marketing, sales, operations and general management in a variety of high technology industries coupled with his board experiences at over 20 public and private companies. Mr. Padval is a Partner at Thomvest Ventures. Prior to that. Mr. Padval served as a Partner at Bessemer Venture Partners, and before that, as Executive Vice President of the Consumer Products Group at LSI Logic Corporation, where he was also previously the Senior Vice President of the company’s Broadband Entertainment Division. Prior to that, Mr. Padval served as the CEO and Director of C-Cube (which was acquired by LSI Logic in 2001) and was previously President of the company’s Semiconductor Division. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology and Advanced Micro Devices. Mr. Padval currently serves on the board of a public company, IDT as well as on boards of several private companies, Avnera Corporation, Avalanche Technologies, Lastline, Tactus Technologies and Sutter Health Pacific Division. Mr. Padval has previously served on the public company boards of Monolithic Power Systems, Elantec Semiconductor, Silicon Image, Entropic Communications and C-Cube Microsystems. He also served on the advisory boards at Stanford University. Mr. Padval holds a Bachelor in Technology from Indian Institute of Technology, Mumbai and an MS in Engineering from Stanford University.

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About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Note: Mellanox is a trademark of Mellanox Technologies, Ltd.

Mellanox Technologies, Ltd.

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